                            Cayenne Software, Inc.

                                            Trade Date         # of shares           Price                    Net $
                                            ----------         -----------           -----                    -----
Associated Offshore
                                               1/15/97               5,000          $4.125               $20,625.00
                                               2/28/97               5,000          $4.625               $23,125.00
                                                3/3/97               5,000          $4.750               $23,750.00
                                               4/30/97               5,000          $3.313               $16,562.50
                                                5/2/97               5,000          $3.750               $18,750.00
                                                5/2/97               5,000          $3.750               $18,750.00
                                          -------------        -------------       --------           -------------
                                             SUB TOTAL              55,000          $4.222              $232,187.50

Selig Zises
                                               1/23/97              25,000          $4.370              $109,250.00
                                               4/24/97               4,000          $3.438               $13,750.00
                                               4/28/97               5,000          $3.063               $15,312.50
                                               4/29/97               3,000          $3.250                $9,750.00
                                               4/30/97               3,000          $3.375               $10,125.00
                                          -------------        -------------       --------           -------------
                                             SUB TOTAL             732,400          $4.874            $3,569,758.00

Justin Zises
                                               4/28/97               5,000          $3.063               $15,312.50
                                          -------------        -------------       --------           -------------
                                             SUB TOTAL              35,000          $4.650              $162,737.50

Meryl Zises
                                               4/18/97               1,000          $3.875                $3,875.00
                                          -------------        -------------       --------           -------------
                                             SUB TOTAL              30,900          $4.734              $146,282.50

Susan Zises
                                               2/28/97               5,000          $4.813               $24,062.50
                                          -------------        -------------       --------           -------------

                                            Trade Date         # of shares           Price                    Net $
                                            ----------         -----------           -----                    -----
                                             SUB TOTAL              40,000          $5.080              $203,187.50

Lynn Zises
                                               1/23/97             -25,000          $4.375            ($109,375.00)
                                          -------------        -------------       --------           -------------
                                             SUB TOTAL                   0

Inge Frankel
                                                5/2/97              10,000          $3.750               $37,500.00


                                          -------------        -------------       --------           -------------
                                             SUB TOTAL              35,000          $5.291              $185,187.50

Jay Zises-Restricted
                                               1/15/97              10,000          $4.170               $41,700.00
                                               3/10/97               2,000          $4.500                $9,000.00
                                               3/12/97              17,000          $4.250               $72,250.00
                                               3/24/97               5,800          $4.136               $23,988.80
                                               3/25/97               5,000          $4.138               $20,687.50
                                               3/27/97               5,000          $4.250               $21,250.00
                                               3/27/97               5,000          $4.313               $25,562.50
                                               3/31/97               1,000          $4.063                $4,062.50
                                               3/31/97               6,000          $4.125               $24,750.00
                                                4/4/97               2,500          $4.063               $10,156.25
                                               4/15/97               7,000          $3.536               $24,749.90
                                               4/25/97                 800          $3.375                $2,700.00
                                               4/28/97              15,000          $3.063               $45,937.50
                                               4/29/97              10,000          $3.250               $32,500.00
                                               4/30/97              14,500          $3.375               $48,937.50
                                                5/1/97               5,000          $3.375               $16,875.00
                                          -------------        -------------       --------           -------------
                                             SUB TOTAL             481,600          $3.882            $1,869,495.55

                                            Trade Date         # of shares           Price                    Net $
                                            ----------         -----------           -----                    -----
Nancy Frankel-Zises
                                                4/4/97               2,500          $4.063               $10,156.25
                                               4/14/97               2,500          $4.000               $10,000.00
                                               4/16/97               1,500          $3.979                $5,968.80
                                               4/18/97               2,000          $3.750                $7,500.00
                                               4/25/97                 400          $3.375                $1,350.00
                                          -------------        -------------       --------           -------------
                                             SUB TOTAL              84,900          $4.860              $412,625.05

Current TOTAL                                                    2,554,800
                                                               -------------

Percent Owned                                                       14.44%
                                                               -------------

**       Parentheses indicate sale of shares.